UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2007

Warwick Valley Telephone Company
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick , New York		10990
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	845-986-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2007, Warwick Valley Telephone Company (the "Company") announced that on April 10, 2007, it had completed the acquisition of an additional 0.6081% of the limited partnership interest in Orange County - Poughkeepsie Limited Partnership ("OCP") being sold by FairPoint Communications, Inc. ("FairPoint"). As previously announced, FairPoint agreed to sell their OCP interest to Cellco Partnership d/b/a Verizon Wireless ("Verizon Wireless"), and the Company chose to exercise a right of first refusal pursuant to the partnership agreement of OCP to purchase a corresponding pro rata share. As a result, the Company has purchased 8.108% of the 7.5% limited partnership interest being sold by FairPoint. The price paid by the Company was $4,376,293, which is less than the previously reported amount of $4,459,400 (8.108% of the purchase price Verizon Wireless agreed to pay) because the final price was subject to a downward adjustment based on OCP distributions made for the period ending March 31, 2007. As a result of this transaction, the Company now holds an 8.108% limited partnership interest in OCP.

A copy of the press release containing such announcement is found in Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release entitled "Warwick Valley Acquisition of Additional OCP Share Completed," dated April 11, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

April 11, 2007	By:	Thomas H. Gray

Name: Thomas H. Gray
Title: Interim President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release entitled "Warwick Valley Acquisition of Additional OCP Share Completed," dated April 11, 2007.